UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On May 27, 2025, Alison Vasquez notified KBR, Inc. (“KBR”) of her decision to resign from her role of Senior Vice President, Chief Accounting Officer at KBR, effective June 18, 2025, to pursue another opportunity. KBR appreciates Ms. Vasquez’s leadership and commitment over the past nine years and wishes her well.

(c) Appointment of Certain Officers.

Effective as of Ms. Vasquez’s departure date, KBR has appointed Shad E. Evans, Senior Vice President of Financial Operations, to serve as interim Chief Accounting Officer.

Mr. Evans has served in his current position since January 1, 2025. Prior to that, Mr. Evans served as Senior Vice President and Chief Financial Officer of Sustainable Technology Solutions from May 2024, and before that he served as Senior Vice President of Finance Operations and Chief Accounting Officer from October 2020. Mr. Evans has no family relationship with any director or executive officer of KBR. Mr. Evans has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Evans will serve as interim Chief Accounting Officer until July 31, 2025, and thereafter Jennefer Taylor will assume the role of Vice President, Chief Accounting Officer, effective August 1, 2025.

Ms. Taylor, age 38, currently serves as Senior Director, Global Controller at KBR, where she leads and oversees SEC Reporting, Consolidations, Technical Accounting, Internal Controls, and the Corporate Accounting function. Ms. Taylor joined KBR in October 2019 as Senior Manager, Technical Accounting. Ms. Taylor was promoted to Director of SEC Reporting and Consolidations in May 2021, and later to Senior Director of SEC Reporting, Consolidations, Technical Accounting, and Internal Controls in May 2023.

Before joining KBR, Ms. Taylor began her career in public accounting with PricewaterhouseCoopers LLP, where she advanced to Senior Manager in the audit practice. During her tenure, she served a diverse portfolio of public and private clients across the engineering and construction and oil and gas industries. Ms. Taylor is a Certified Public Accountant in the State of Texas. She holds both a Master of Science in Accountancy and a Bachelor of Business Administration in Accounting and Finance from the University of Houston. Ms. Taylor has no family relationship with any director or executive officer of KBR. Ms. Taylor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Accounting Officer, Ms. Taylor will receive (i) an annual base salary of $315,000, prorated from the effective date of her appointment, as well as (ii) continued eligibility to participate in KBR’s annual short-term incentive plan for 2025 with a target payout percentage of 40% of her base salary, as prorated from the effective date of her appointment, (iii) a long-term incentive award composed of restricted stock units, performance stock units and a performance cash and stock award under KBR’s stock and incentive plan for 2025 with the estimated target grant date value of $150,000, which includes a previously approved award for 2025 with an estimated target grant date value of $50,000 and (iv) continued eligibility to participate in the other compensation and benefit plans generally available to KBR’s executives.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

June 2, 2025	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary